UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 21, 2014

(Date of earliest event reported)

First Financial Service Corporation

(Exact name of registrant as specified in its charter)

Securities and Exchange Commission File Number: 0-18832

KENTUCKY	61-1168311
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

2323 Ring Road, Elizabethtown, Kentucky, 42701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code: (270) 765-2131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Share Exchange Agreement

On April 21, 2014, First Financial Service Corporation, Inc., a Kentucky corporation (“FFKY”), entered into an Agreement and Plan of Share Exchange (the “Agreement”) with Community Bank Shares of Indiana, Inc. (“CBIN”), whereby CBIN will acquire all of the outstanding shares of FFKY common stock pursuant to a statutory share exchange (the “Share Exchange”). It is anticipated that immediately following the Share Exchange, FFKY will merge into the Company and First Federal Savings Bank of Elizabethtown, a Kentucky chartered commercial bank and wholly-owned subsidiary of FFKY (“FFB”), will merge into Your Community Bank, an Indiana chartered commercial bank and wholly-owned subsidiary of CBIN (with Your Community Bank as the surviving bank).

Subject to the terms and conditions of the Agreement, upon completion of the Share Exchange (“Effective Time”), each share of FFKY’s common stock issued and outstanding immediately prior to the Effective Time (other than shares for which dissenters’ rights are exercised) will be canceled and converted into the right to receive 0.153 shares of CBIN’s common stock (the “Exchange Ratio”), plus cash in lieu of any fractional share. Further, all FFKY stock options that are outstanding and exercisable immediately prior to the Effective Time will be canceled and converted into the right to receive a cash payment as provided in the Agreement.

The Exchange Ratio may be adjusted, as provided in the Agreement, in the event that as of the date ten (10) business days prior to the Effective Time (a) FFKY’s consolidated net book value is less than $13,000,000 or (b) FFB has failed since the date of the Agreement to gain more than $3,000,000 (through payoffs, paydowns or certain collateral enhancements) with respect to sixteen (16) specifically identified special assets.

The Agreement provides that immediately following the Effective Time one former director of FFKY will be appointed to CBIN’s board of directors and one former director of FFKY will be appointed to Your Community Bank’s board of directors, each of whom shall serve until the next annual meeting of shareholders for the applicable entity and then be nominated for a full term thereafter.

The members of the boards of directors of FFKY and of FFB and certain executive officers of FFKY and FFB have agreed to enter into an affiliate agreement, which includes among other things, an agreement to vote their shares of FFKY common stock in favor of the Share Exchange and an agreement not to compete with Your Community Bank and/or solicit former FFB customers for a certain period of time.

The Agreement contains representations, warranties and covenants of FFKY and CBIN including, among others, covenants that require FFKY (i) to conduct its business in the ordinary course during the period between the execution of the Agreement and the Effective Time or earlier termination of the Agreement and (ii) not to engage in certain kinds of transactions during such period (without the prior written consent of CBIN). Subject to certain terms and conditions, the board of directors of both FFKY and CBIN will recommend the approval and adoption of the Agreement and the Share Exchange contemplated thereby, and will solicit proxies voting in favor of the Agreement from their respective shareholders. FFKY has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

The Agreement provides certain termination rights for both FFKY and CBIN, and further provides that upon termination of the Agreement (a) by CBIN if FFKY enters into an agreement for a different business combination, FFKY would be obligated to pay to CBIN a termination fee of $1,500,000 and (b) by FFKY if CBIN fails to meet certain regulatory capital requirements, CBIN would be obligated to pay FFKY a termination fee of $500,000.

The Agreement has been approved by the board of directors of FFKY and CBIN at meetings. The consummation of the Share Exchange is subject to various conditions, including (i) receipt of the requisite approval of the shareholders of FFKY and of CBIN, (ii) receipt of regulatory approvals, (iii) absence of any law or order prohibiting the closing, and (iv) effectiveness of the registration statement to be filed by CBIN with the Securities and Exchange Commission (the “SEC”) with respect to CBIN’s common stock to be issued in the Share Exchange. In addition, each party’s obligation to consummate the Share Exchange is subject to certain other conditions, including the accuracy of the representations and warranties of the other party and compliance of the other party with its covenants in all material respects. The parties anticipate completing the Share Exchange in the late third or fourth quarter of 2014.

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The Share Exchange is expected be submitted for approval by FFKY shareholders at a special meeting of shareholders to be scheduled for a date in the third or fourth quarter of 2014. The Share Exchange will NOT be on the agenda for the annual meeting of FFKY shareholders to be held on May 21, 2014.

The parties have made representations and warranties to each other as of specific dates in the Agreement. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Share Exchange described therein, the Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Agreement (a) were made only for purposes of that agreement and as of specific dates, (b) may be subject to a contractual standard of materiality different from what a shareholder might view as material, (c) may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, (d) may have been qualified by certain disclosures not reflected in the Agreement that were made to the other party in connection with the negotiation of the Agreement and (e) generally were solely for the benefit of the parties to that Agreement. Shareholders should read the Agreement together with the other information concerning FFKY and CBIN that is publicly filed in reports and statements with the SEC.

The foregoing description of the Agreement and the related affiliate agreements is not complete and is qualified in its entirety by reference to the full text of those agreements, which have been filed as Exhibits 2.1and 10.1 to the Current Report on 8-K filed on April 22, 2014 by CBIN and are incorporated into this report by reference.

The joint press release issued by FFKY and CBIN on April 22, 2014 has been attached as Exhibit 99.1to the Current Report on 8-K filed on April 22, 2014 by CBIN and is incorporated into this report by reference.

Common Stock Offering – Private Placement

In its Current Report on 8-K, dated April 22, 2014, CBIN stated that in order to enhance CBIN’s capital position in connection with the Share Exchange, immediately prior to the execution of the Agreement, CBIN entered into various binding subscription agreements for the sale of approximately $25 million of CBIN’s common stock contingent upon (and received in connection with) the consummation of the Share Exchange. For further information, please refer the Current Report on 8-K filed on April 22, 2014 by CBIN and the form of the subscription agreement filed as Exhibit 10.2 to that report.

Additional Information for Shareholders

CBIN has stated in its Current Report on 8-K filed April 22, 2014 that CBIN intends to file a registration statement on Form S-4 with the SEC to register CBIN’s shares that will be issued to FFKY’s shareholders in connection with the transaction. The registration statement will include a joint proxy statement/prospectus that will be distributed to shareholders of both CBIN and FFKY and other relevant materials in connection with the proposed share exchange transaction involving FFKY and CBIN. Investors and security holders are urged to read the registration statement and joint proxy/prospectus when it becomes available (and any other documents filed with the SEC in connection with the transaction or incorporated by reference into the joint proxy/prospectus) because such documents will contain important information regarding the proposed share exchange. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC on the SEC’s website at http://www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by FFKY at FFKY’s website at http://www.ffsbky.com or by contacting Frank Perez by telephone at (270) 765-2131.

FFKY, CBIN and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of FFKY and from shareholders of CBIN in connection with the Share Exchange. Information about the directors and executive officers of FFKY is set forth in the proxy statement for FFKY’s 2014 annual meeting of stockholders filed with the SEC on April 21, 2014. Information about the directors and executive officers of CBIN is set forth in the proxy statement for CBIN’s 2014 annual meeting of stockholders filed with the SEC on April 4, 2014. Additional information regarding the interests of these participants and other persons who may be deemed participants in the Share Exchange may be obtained by reading the joint proxy statement/prospectus regarding the Share Exchange when it becomes available.

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Forward-Looking Statements

Statements in this report that are not statements of historical fact are forward-looking statements. FFKY may make forward-looking statements in future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by or with the approval of FFKY. Forward-looking statements include, but are not limited to: (1) projections of revenues, income or loss, earnings or loss per share, capital structure and other financial items; (2) plans and objectives of the Corporation or its management or Board of Directors; (3) statements regarding future events, actions or economic performance; and (4) statements of assumptions underlying such statements. Words such as “estimate,” “strategy,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “targeted,” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Various risks and uncertainties may cause actual results to differ materially from those indicated by our forward-looking statements. Factors that might cause such a difference include, but are not limited to, expected cost savings, synergies and other financial benefits from the proposed Share Exchange might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the proposed Share Exchange might not be obtained; market, economic, operational, liquidity, credit and interest rate risks associated with the FFKY’s and CBIN’s businesses, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations) might affect the ability of FFKY and CBIN to execute their respective business plans (including the proposed acquisition of FFB); deviations from performance expectations related to the acquisition of FFB and the other subsidiaries, the failure of one or more of the accredited investors who have signed a subscription agreement to purchase CBIN’s common stock immediately prior to the Share Exchange; and other matters disclosed periodically in FFKY’s filings with the SEC.

Our forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of any such statement except if required by law to do so.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Share Exchange, dated April 21, 2014, by and Community Bank Shares of Indiana, Inc. and First Financial Service Corporation
10.1*	Form of Affiliate Agreements
99.1*	Joint Press Release issued by Community Bank Shares of Indiana, Inc. and First Financial Service Corporation dated April 22, 2014
*	Incorporated by reference by the current report on 8-K filed by Community Bank Shares of Indiana, Inc. on April 22, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL SERVICE CORPORATION

Date: April 24, 2014	By:	/s/ Gregory S. Schreacke
Gregory S. Schreacke President

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